UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2021 (August 10, 2021)

QDM International Inc.

(Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 715, 7F, The Place Tower C, No. 150 Zunyi Road Changning District, Shanghai, China	200051
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: +86 (21) 22183083

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

As previously disclosed, on July 2, 2021, the Board of Directors (the "Board") of QDM International Inc., a Florida corporation (the "Company") and Huihe Zheng, the Chairman, President and Chief Executive Officer of the Company and the Company's majority stockholder holding approximately 89.0% of its outstanding voting power as of the July 2, 2021, approved an amendment (the "Articles of Amendment") to the Articles of Incorporation, as amended of the Company (the "Articles of Incorporation") to effect a reverse stock split of the issued and outstanding shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), at a ratio of between one-for-twenty (1:20) and one-for-thirty five (1:35) (the "Reverse Split"), with such ratio and the implementation and timing of such Reverse Split to be determined by the Board in its sole discretion. On August 9, 2021, the Board set the final ratio and approved a one-for-thirty (1:30) Reverse Split of the Company's issued and outstanding shares of Common Stock.

On August 10, 2021, the Company filed the Articles of Amendment with the Secretary of State of Florida, to effect the one-for-thirty (1:30) Reverse Split. The Reverse Split became effective on August 10, 2021 (the "Effective Time"). At the Effective Time, every thirty (30) shares of the Company's issued and outstanding shares of Common Stock (and such shares held in treasury) will automatically be converted into one share of Common Stock, without any change in the par value per share. No fractional shares will be issued in connection with the Reverse Split. Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The Reverse Split will reduce the number of the Company's issued and outstanding shares of Common Stock from approximately 6.24 million shares to approximately 0.2 million shares. The number of authorized shares of Common Stock will not be affected the Reverse Split. The Company's Common Stock is expected to begin trading on a split-adjusted basis when the Financial Industry Regulatory Authority approves the Reverse Split. The new CUSIP number for the shares of Common Stock following the Reverse Split will be 74738H205.

The summary of the Articles of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation of QDM International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2021	QDM INTERNATIONAL INC.

	By:	/s/ Huihe Zheng
		Name:	Huihe Zheng
		Title:	President and Chief Executive Officer

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